Morgan Stanley Institutional Fund Trust - Core Plus Fixed
Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Barrick Gold Corp. 4.100% due
5/1/2023
Purchase/Trade Date:	  4/29/13
Offering Price of Shares: $99.797
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $185,000
Percentage of Offering Purchased by Fund: 0.012
Percentage of Fund's Total Assets: 0.09
Brokers: Citigroup Global Markets Inc., JP Morgan
Securities LLC, Morgan Stanley & Co. LLC, RBC Capital
Markets, LLC, HSBC Securities (USA) Inc., UBS
Securities LLC, BMO Capital Markets Corp., CIBC
World Markets Corp., Scotia Bank (USA) Inc., TD
Securities (USA) LLC, Barclays Capital Inc., BNP Paribas
Securities Corp., Deutsche Bank Securities Inc., Goldman,
Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith
Incorporated, RBS Securities Inc., Standard Chartered
Bank
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Piedmont Operating Partnership LP
3.400% due 6/1/2023
Purchase/Trade Date:	  5/6/2013
Offering Price of Shares: $99.601
Total Amount of Offering: $350,000,000
Amount Purchased by Fund: $425,000
Percentage of Offering Purchased by Fund: 0.121
Percentage of Fund's Total Assets: 0.20
Brokers: JP Morgan Securities LLC, Morgan Stanley &
Co. LLC, US Bancorp Investments, Inc., Merrill Lynch,
Pierce, Fenner & Smith Incorporated, PNC Capital
Markets LLC, RBC Capital Markets LLC, SunTrust
Robinson Humphreys, Inc., Wells Fargo Securities, LLC
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Merck & Co. Inc. 2.800% due
5/18/2023
Purchase/Trade Date:	  5/15/2013
Offering Price of Shares: $99.913
Total Amount of Offering: $1,750,000,000
Amount Purchased by Fund: $225,000
Percentage of Offering Purchased by Fund: 0.013
Percentage of Fund's Total Assets: 0.11
Brokers: BNP Paribas, Deutsche Bank Securities, JP
Morgan, BofA Merrill Lynch, Morgan Stanley, Citigroup,
Goldman, Sachs & Co., Credit Suisse, HSBC, RBS, UBS
Investment Bank, Drexel Hamilton, Santander, Societe
Generale, Standard Chartered Bank, SMBC Nikko, US
Bancorp, Wells Fargo Securities, The William Capital
Group LP
Purchased from: Deutsche Bank Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Glencore Fund LLC 2.500% due
1/15/2019
Purchase/Trade Date:	  5/22/2013
Offering Price of Shares: $99.502
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $335,000
Percentage of Offering Purchased by Fund: 0.022
Percentage of Fund's Total Assets: 0.16
Brokers: Merrill Lynch, Pierce, Fenner & Smith
Incorporated, BNP Paribas Securities Corp., Credit Suisse
Securities (USA) LLC, RBS Securities Inc., ANZ
Securities, Inc., Mitsubishi UFJ Securities (USA), Inc.,
SMBC Nikko Capital Markets Limited, TD Securities
(USA) LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Ingersoll-Rand Global Holding Co.
4.250% due 6/15/2023
Purchase/Trade Date:	  6/17/2013
Offering Price of Shares: $99.815
Total Amount of Offering: $700,000,000
Amount Purchased by Fund: $280,000
Percentage of Offering Purchased by Fund: 0.040
Percentage of Fund's Total Assets: 0.14
Brokers: Citigroup Global Markets Inc., Goldman, Sachs
& Co., JP Morgan Securities LLC, Merrill Lynch, Pierce,
Fenner & Smith Incorporated, Deutsche Bank Securities
Inc., Mizuho Securities USA Inc., BNP Paribas Securities
Corp., BNY Mellon Capital Markets, LLC, Credit Suisse
Securities (USA) LLC, Morgan Stanley & Co. LLC, RBS
Securities Inc., Santander Investment Securities Inc.,
Scotia Capital (USA) Inc., Standard Chartered Bank, The
Williams Capital Group, L.P.
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Boston Properties LP 3.800% due
2/1/2024
Purchase/Trade Date:	  6/18/2013
Offering Price of Shares: $99.694
Total Amount of Offering: $700,000,000
Amount Purchased by Fund: $175,000
Percentage of Offering Purchased by Fund: 0.025
Percentage of Fund's Total Assets: 0.09
Brokers:  BofA Merrill Lynch, Deutsche Bank Securities,
JP Morgan, Morgan Stanley, BNY Mellon Capital
Markets LLC, Wells Fargo Securities, Capita One
Southcoast, Mitsubishi UFJ Securities, Santander,
Scotiabank, SunTrust Robinson Humphrey, TD
Securities,, US Bancorp
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Credit Suisse AG 6.500% due
8/8/2023
Purchase/Trade Date:	  8/1/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $2,500,000,000
Amount Purchased by Fund: $425,000
Percentage of Offering Purchased by Fund: 0.017
Percentage of Fund's Total Assets: 0.22
Brokers:  Credit Suisse, Barclays, Societe Generale,
Danske Bank, Santander, UniCredit Bank, ABN AMRO,
Banca IMI, Banco Bilbao Vizcaya Argentaria, S.A., BB
Securities, BMO Capital Markets, BNY Mellon Capital
Markets, LLC, BofA Meill Lynch, Capital One Securities,
CIBC, Citigroup, Commerzbank, Commonwealth Bank of
Australia, Deutsche Bank Securities, Morgan Stanley, nabSecurities, LLC, Rabobank International, RBC Capital
Markets, Scotiabank, SunTrust Robinson Humphrey,
Swedbank AB, TD Securities, US Bancorp, Wells Fargo
Securities
Purchased from: Credit Suisse
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Viacom Inc. 5.850% due 9/1/2043
Purchase/Trade Date:	  8/12/2013
Offering Price of Shares: $99.353
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $175,000
Percentage of Offering Purchased by Fund: 0.014
Percentage of Fund's Total Assets: 0.09
Brokers:  BofA Merrill Lynch, Citigroup, JP Morgan,
RBS, Deutsche Bank Securities, Morgan Stanley, Wells
Fargo Securities, BNP Paribas, Mizuho Securities, RBC
Capital Markets, SMBC Nikko, Guggenheim Securities,
Lloyds Securities, US Bancorp, BNY Mellon Capital
Markets, LLC, The Williams Capital Group, L.P.,
Santander, Banca IMI
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Abbey National Treasury Services
3.050% due 8/23/2018
Purchase/Trade Date:	  8/20/2013
Offering Price of Shares: $99.779
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $490,000
Percentage of Offering Purchased by Fund: 0.049
Percentage of Fund's Total Assets: 0.26
Brokers: Citigroup Global Markets Inc., Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Morgan Stanley &
Co. LLC, Santander Investment Securities Inc., Wells
Fargo Securities, LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Citigroup Inc. 6.675% due
9/13/2043
Purchase/Trade Date:	  9/10/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $120,000
Percentage of Offering Purchased by Fund: 0.012
Percentage of Fund's Total Assets: 0.06
Brokers:  Citigroup, RBC Capital Markets, ANZ
Securities, Scotiabank, ABN AMRO, BMO Capital
Markets, Commerzbank, Lloyds Securities, Mizuho
Securities, Natixis, Santander SMBC Nikko, BNY Mellon
Capital Markets, LLC, Societe Generale, Banca IMI,
Capital One Securities, Fifth Third Securities, Inc.,
Macquarie Capital, nabSecurities, LLC, Nomura,
SunTrust Robinson Humphrey, US Bancorp, Credit
Agricole CIB, TD Securities, BBVA Securities, CIBC,
ING, Mitsubishi UFJ Securities, National Bank of Canada
Financial, PNC Capital Markets LLC, UniCredit Capital
Markets
Purchased from: Royal Bank of Canada
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Verizon Communications Inc.
6.550% due 9/15/2043
Purchase/Trade Date:	  9/11/2013
Offering Price of Shares: $99.883
Total Amount of Offering: $15,000,000,000
Amount Purchased by Fund: $550,000
Percentage of Offering Purchased by Fund: 0.004
Percentage of Fund's Total Assets: 0.29
Brokers:  Barclays, BofA Merrill Lynch, JP Morgan,
Morgan Stanley, Citigroup, Credit Suisse, Mitsubishi UFJ
Securities, Mizuho Securities, RBC Capital Markets, RBS,
Wells Fargo Securities, Deutsche Bank Securities,
Santander
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 General Motors Co. 4.875% due
10/2/2023
Purchase/Trade Date:	  9/24/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $375,000
Percentage of Offering Purchased by Fund: 0.025
Percentage of Fund's Total Assets: 0.20
Brokers:  Citigroup Global Markets Inc., JP Morgan
Securities LLC, Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Morgan Stanley & Co. LLC, BNP Paribas
Securities Corp., RBS Securities Inc., UBS Securities LLC
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Deutsche Annington Finance BV
5.000% due 10/2/2023
Purchase/Trade Date:	  9/25/2013
Offering Price of Shares: $98.993
Total Amount of Offering: $250,000,000
Amount Purchased by Fund: $475,000
Percentage of Offering Purchased by Fund: 0.190
Percentage of Fund's Total Assets: 0.25
Brokers:  JP Morgan, Morgan Stanley
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.